Nuveen Churchill Direct Lending Corp. Announces
First Quarter 2026 Results

Reports First Quarter Net Investment Income of $0.41 per Share

Declares Second Quarter Distribution of $0.38 per Share, Consisting of a Regular Distribution of $0.36 per Share and a Supplemental Distribution of $0.02 per Share

NEW YORK, May 7, 2026 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the first quarter ended March 31, 2026.
Financial Highlights for the Quarter Ended March 31, 2026
•Net investment income of $0.41 per share
•Net realized and unrealized loss on investments of $(0.23) per share
•Net increase in net assets resulting from operations of $0.18 per share
•Net asset value ("NAV") per share of $17.50, compared to $17.72 per share as of December 31, 2025
•Paid first quarter distribution of $0.40 per share on April 28, 2026
•Declares second quarter distribution of $0.38 per share, consisting of a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share
“We are pleased with NCDL’s financial performance to start the year, reflecting the overall strength of our investment portfolio,” said Ken Kencel, President and Chief Executive Officer of NCDL. “Recent market volatility has created attractive opportunities to deploy capital with improving financing terms and pricing. We remain confident that NCDL is well-positioned with an experienced investment team and our ability to originate high-quality investments in various market conditions and economic environments.”
“During the quarter, we continued to optimize our balance sheet and capital structure by refinancing one of our CLOs, allowing us to meaningfully reduce our borrowing costs,” said Shai Vichness, Chief Financial Officer and Treasurer of NCDL. “Our investment portfolio remains well-diversified with an average position size of 0.4%, and our top 10 investments represent only 13.2% of the total fair value of the portfolio. In today’s environment, we remain focused on selectively investing in high-quality companies and rewarding shareholders with an attractive dividend yield.”
Distribution Declaration
The Company’s Board of Directors (the “Board“) has declared a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share, payable on or around July 28, 2026 to shareholders of record as of June 30, 2026.
PORTFOLIO COMPOSITION
As of March 31, 2026, the fair value of the Company's portfolio investments was $2.0 billion across 236 portfolio companies in 26 industries compared to $2.0 billion as of December 31, 2025 across 227 portfolio companies in 26 industries.
As of March 31, 2026, the Company’s portfolio based on fair value consisted of approximately 89.7% first-lien debt investments, 7.5% subordinated debt investments, and 2.8% equity investments. As of December 31, 2025, the Company’s portfolio based on fair value consisted of 89.5% first-lien debt investments, 8.2% subordinated debt investments, and 2.3% equity investments.

As of March 31, 2026 and December 31, 2025, the weighted average Internal Risk Rating of the portfolio at fair value was 4.3 and 4.2 (4.0 being the initial rating assigned at origination), respectively. As of March 31, 2026, there were investments in five portfolio companies on non-accrual status representing 0.6% of total investments at fair value (or 1.3% of total investments at cost). As of December 31, 2025, there were investments in four portfolio companies on non-accrual status representing 0.5% of total investments at fair value (or 1.2% of total investments at cost).
PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended March 31, 2026, the Company funded $85.4 million of portfolio investments and received $65.0 million of proceeds from principal repayments and sales, compared to $80.4 million and $84.3 million, respectively, for the three months ended December 31, 2025.
RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2026
Investment Income
Investment income decreased to $46.3 million for the three months ended March 31, 2026 from $53.6 million for the three months ended March 31, 2025. As of March 31, 2026, the size of the Company's portfolio decreased to $2.0 billion from $2.1 billion as of March 31, 2025, at cost. As of March 31, 2026, the weighted average yield of the Company's debt and income producing investments decreased to 9.31% from 10.10% as of March 31, 2025, at cost, primarily due to overall tightening of spreads in newly originated investments, the refinancing or repricing of existing portfolio companies to marginally lower spreads, and the decline in base interest rates compared to the prior period.
Net Expenses
Net expenses increased slightly to $26.2 million for the three months ended March 31, 2026 from $26.1 million for the three months ended March 31, 2025. Interest and debt financing expenses decreased due to a lower average interest rate and lower average daily borrowings, partially offset by $0.8 million of one-time costs associated with a CLO refinancing completed during the first quarter of 2026. However, this decrease was largely offset by higher management fees resulting from the higher base rate and income-based incentive fees totaling $1.5 million, as the incentive fee waiver expired effective March 31, 2025 pursuant to the terms of the Advisory Agreement.
Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended March 31, 2026, the Company recorded a net realized loss on investments of $(3.3) million, compared to a net realized gain of $1.1 million for the three months ended March 31, 2025. The net realized loss for the three months ended March 31, 2026 was primarily driven by the restructuring of two underperforming debt positions, partially offset by realized gains from full or partial repayments and sales of investments in portfolio companies. The Company recorded a net change in unrealized loss of $(7.8) million for the three months ended March 31, 2026, compared to a net change in unrealized loss of $(13.6) million for the three months ended March 31, 2025. The total net change in unrealized loss for the three months ended March 31, 2026 primarily resulted from benchmark spread widening and decreases in the fair value of certain underperforming portfolio companies, partially offset by the reversal of unrealized losses on debt positions that were restructured during the period.
Financial Condition, Liquidity and Capital Resources
As of March 31, 2026, the Company had $50.4 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $233.0 million available for additional borrowings under its revolving credit facility as of March 31, 2026. At March 31, 2026, the Company's debt to equity ratio was 1.32x (1.26x net debt to equity ratio) compared to 1.27x (1.20x net debt to equity ratio) at December 31, 2025.

CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its first quarter 2026 financial results today at 11:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; the impact of geopolitical conditions; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Alex Hinson
Pro-churchill@prosek.com
5464656

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (cost of $2,022,433 and $2,001,207, respectively)	$1,975,862	$1,962,449
Cash	15,269	8,554
Cash equivalents	35,131	53,927
Interest receivable	14,253	13,729
Derivative asset, at fair value (Note 4)	7,500	14,965
Receivable for investments sold	352	518
Other assets	331	327
Total assets	$2,048,698	$2,054,469

Liabilities
Debt (net of $8,568 and $8,511 deferred financing and issuance costs, respectively, and net of unamortized discount of $443 and $471, respectively) (See Note 7)	$1,137,789	$1,115,052
Interest payable	8,391	15,350
Incentive fees payable	1,535	2,809
Management fees payable	4,940	5,048
Collateral due to broker	7,000	14,750
Distributions payable	19,755	22,224
Directors’ fees payable	142	156
Accounts payable and accrued expenses	5,034	3,900
Total liabilities	1,184,586	1,179,289

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,387,065 and 49,387,065 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	494	494
Paid-in-capital in excess of par value	930,393	930,393
Total distributable earnings (loss)	(66,775)	(55,707)
Total net assets	864,112	875,180

Total liabilities and net assets	$2,048,698	$2,054,469

Net asset value per share (See Note 11)	$17.50	$17.72

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$42,862	$50,846
Payment-in-kind interest income	3,122	2,365
Other income	274	375
Total investment income	46,258	53,586

Expenses:
Interest and debt financing expenses	17,749	20,643
Management fees (See Note 6)	4,940	3,914
Incentive fees on net investment income (See Note 6)	1,535	2,253
Professional fees	763	493
Directors' fees	162	156
Administration fees (See Note 6)	680	586
Other general and administrative expenses	385	342
Total expenses before incentive fees waived	26,214	28,387
Incentive fees waived (See Note 6)	—	(2,253)
Net expenses after incentive fees waived	26,214	26,134
Net investment income	20,044	27,452

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(3,289)	1,103
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(7,813)	(13,573)
Income tax (provision) benefit	(255)	39
Total net change in unrealized appreciation (depreciation)	(8,068)	(13,534)
Total net realized and unrealized gain (loss) on investments	(11,357)	(12,431)

Net increase (decrease) in net assets resulting from operations	$8,687	$15,021

Per share data:
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.18	$0.29
Weighted average common shares outstanding - basic and diluted	49,387,065	52,211,340

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Net funded investment activity
New gross commitments at par [1]	$82,876	$166,239
Net investments funded	85,359	153,019
Investments sold or repaid	(65,015)	(148,350)
Net funded investment activity	$20,344	$4,669
		—
Gross commitments at par [1]
First-lien debt	$70,168	$151,995
Subordinated debt	2,144	13,230
Equity investments	10,564	1,014
Total gross commitments	$82,876	$166,239

Portfolio company activity
Portfolio companies, beginning of period	227	210
Number of new portfolio companies	13	12
Number of exited portfolio companies	(4)	(12)
Portfolio companies, end of period	236	210
Count of investments	554	490
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	8.47%	9.38%
Weighted average annual interest rate on new floating rate debt investments at par	8.40%	9.10%
Weighted average spread on new floating rate debt investments at par	4.71%	4.81%
Weighted average annual coupon on new fixed rate debt investments at par	10.33%	12.57%
Weighted average annual interest rate on exited or repaid investments at par	9.23%	9.11%

__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements